New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

Blueberry Holdings, Inc.
*(Insert Name of Domestic Corporation)*

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: Blueberry Holdings, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: May 12, 2005

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph First of the Certificate of Incorporation relating to the corporation name

is hereby amended to read in its entirety as follows: First: The name of the corporation is "Alentus Corporation."

Paragraph ______ of the Certificate of Incorporation relating to ______

is hereby amended to read in its entirety as follows: ______________________________

FOURTH: The certificate of amendment was authorized by: [*Check the appropriate box*]

- [x] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
- [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

William King (signature) ______ *(Signature)*

William King ______ *(Name of Signer)*

CEO / Chairman ______ *(Title of Signer)*

# CERTIFICATE OF AMENDMENT
# OF THE
# CERTIFICATE OF INCORPORATION
# OF

Blueberry Holdings, Inc.
*(Insert Name of Domestic Corporation)*

Under Section 805 of the Business Corporation Law

Filer's Name Chase Chandler

Address 175 E. 400 S. Suite 610

City, State and Zip Code Salt Lake City, UT 84111

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

*For Office Use Only*

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS — ALBANY, NY 12231-0001

# FILING RECEIPT

ENTITY NAME: ALENTUS CORPORATION

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) — COUNTY: SUFF
NAME

FILED: 12/21/2007 DURATION: ********* CASH#: 071221001054 FILM #: 071221000917

FILER:

CHASE CHANDLER
175 E. 400 S. SUITE 610

SALT LAKE CITY, UT 84111

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: ** NO SERVICE COMPANY ** — SERVICE CODE: 00

| | | | |
|---|---|---|---|
| FEES | 210.00 | PAYMENTS | 210.00 |
| FILING | 60.00 | CASH | 0.00 |
| TAX | 0.00 | CHECK | 0.00 |
| CERT | 0.00 | CHARGE | 210.00 |
| COPIES | 0.00 | DRAWDOWN | 0.00 |
| HANDLING | 150.00 | OPAL | 0.00 |
| | | REFUND | 0.00 |